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                                                                    EXHIBIT 10.2




                                                as of July 31, 2000


Selective Insurance Company of America
Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, New Jersey  07890-1000

Re: Letter Loan Agreement dated June 30, 1997, as heretofore modified and extended (collectively, the "Loan Agreement")

Gentlemen:

      This is to confirm our approval of your request for an extension through July 31, 2001 of the expiration date of the Revolving Line of Credit provided for in the Loan Agreement. Accordingly, we have agreed to modify the definition of Revolving Maturity Date to provide that July 31, 2001 is the Revolving Maturity Date. Our approval is subject to your agreement to the following:

            A. The Loan Agreement is hereby deemed modified so as to provide that the maximum outstanding at any one time under the Revolving Line of Credit shall not exceed $15,000,000.00, in the aggregate.

            B. Paragraphs 1 and 2 of the Loan Agreement are hereby deemed amended and restated in their entirety as follows:

                  1. Term. The Revolving Line of Credit shall commence on the date hereof and expire on July 31, 2001 (the "Revolving Maturity Date"), unless extended by mutual agreement.

                  2. Notice and Manner of Borrowings. Subject to the terms and conditions hereof, and upon request by either Borrower, the Bank agrees to make revolving loans to such Borrower provided for herein (each, a "Revolving Loan") not to exceed $15,000,000.00 in aggregate of all outstanding Revolving Loans to both Borrowers at any time.

            C. Paragraph 4 of the Loan Agreement is hereby deemed amended and restated in its entirety as follows:


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4. Interest Rate. Principal on each outstanding Revolving Loan shall bear interest as selected by the applicable Borrower at a floating rate equal to the Adjusted Libor Rate plus 28 basis points per annum. Revolving Loans may be made for interest periods of 1 or 3 months, the foregoing interest periods shall be acceptable to the Bank and adjusted for month-end, weekend and holiday periods. An interest period shall commence on the first day of each month and end one (1) or three (3) months thereafter as selected by the Borrower. All borrowings hereunder during each interest period shall be at the Adjusted Libor Rate as determined at the beginning of the Interest Period, plus 28 basis points. Interest on each Revolving Loan shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Interest shall be payable monthly in arrears on the first day of each month. All accrued and unpaid interest on all Revolving Loans shall be due and payable on the same day when principal is payable, whether upon acceleration following an Event of Default as defined herein or on the Revolving Maturity Date. Revolving Loans may be prepaid without penalty. Revolving Loans which are repaid may be borrowed subject to the terms hereof.

            D. Paragraph 6 of the Loan Agreement is hereby deemed amended and restated in its entirety as follows:

                  6. Commitment Fee. For the period from the date hereof through the Revolving Maturity Date, the Borrower will pay to the Bank a commitment fee equal to 12 basis points per annum on the maximum amount permitted to be outstanding under the Revolving Credit Line of Credit (regardless of whether such amount is actually outstanding), which shall be payable quarterly in arrears commencing September 30, 2000 and on any date on which the commitment hereunder is terminated by the Borrower.

            E. The last paragraph of Paragraph 8(f) the Loan Agreement is hereby deemed amended and restated in its entirety as follows:

                  "All capitalized terms used in said Addendum shall have the meaning ascribed to such term in the $54,000,000.00, 8.77%, Senior Notes dated August 1, 1994 issued by the Parent, as originally issued, and as may be modified thereafter with the consent of the Bank."

            F. Simultaneously with the execution and delivery of this Agreement, and as a condition precedent to the extension of the Revolving Credit Loan, the Borrower shall execute and deliver to the Bank the Amended and Restated Promissory Notes (the "Notes") in the forms attached hereto as Exhibits A-1 and A-2, to evidence the revised Revolving Line of Credit.


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      Our approval shall not constitute a waiver of any Events of Default, if any so exist, or any future violation of any provisions of the Loan Agreement or any other Loan Documents.

      Capitalized terms not defined herein but defined in the Loan Agreement shall have the same meaning ascribed to such terms in the Loan Agreement. Your execution shall also act as your representation that the execution of this Agreement has been authorized by all required corporate action, that this Agreement constitutes the valid and binding obligations of the Borrower, is enforceable in accordance with its terms, that no Event of Default exists and that no material adverse change of the Borrower has occurred.

      Except as herein set forth, the Loan Agreement and all other Loan Documents shall remain in full force and effect. Our agreement as aforesaid is subject to your written agreement with the terms hereof by signing and returning a copy hereof where so indicated below.

                                          Summit Bank


                                          By:  /s/ Gary W. Tyrell
                                               -------------------
                                          Name: Gary W. Tyrell
                                                ------------------
                                          Title: Director
                                                 -----------------------


Agreed to:

Selective Insurance Company               Selective Insurance Company
of America                                of America

By: /s/ Gregory E. Murphy                  By: /s/ Dale A. Thatcher
    --------------------------------          ---------------------------------
Name: Gregory E. Murphy                    Name: Dale A. Thatcher
      ------------------------------             ------------------------------
Title: Chairman, President and CEO         Title: Senior Vice President and CFO
       -----------------------------              -----------------------------



Selective Insurance Group, Inc.            Selective Insurance Group, Inc.

By: /s/ Dale A. Thatcher                   By: /s/ Gregory E. Murphy
    --------------------------------           --------------------------------
Name: Dale A. Thatcher                     Name: Gregory E. Murphy
      ------------------------------             ------------------------------
Title: Senior Vice President and CFO       Title: Chairman, President and CEO
       -----------------------------              -----------------------------


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